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                                                                    EXHIBIT 23.1

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

        We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Andover.Net 1999 Stock Option Plan and the Andover Advanced Technologies 1995 Stock Plan, of our report dated September 30, 1999 (except with respect to the matters referred to in Note 10, as to which the date is November 29, 1999) with respect to the financial statements of VA Linux Systems, Inc. for the year ended July 31, 1999 included in the prospectus filed with the Securities and Exchange Commission on December 9, 1999.

                                                   /s/ Arthur Andersen LLP
San Jose, California
June 7, 2000